Notarization Certificate

中华人民共和国广东省广州市公证处
GUANGZHOU NOTARY PUBLIC OFFICE OF THE PEOPLE’S REPUBLIC OF CHINA

Loan Contract

Borrower: Huizhou NIVS Audio & Video Technology Co., Ltd
Business license registration number: Guangdong Joint venture (Qi He Yue Zong Fu Zi) No.005100
Address: No. 29, No.31, Town Ring West Road, Yongkou, Huizhou City
Legal representative: Li Tianfu

Lender: Nanyang Commercial Bank, Guangzhou Branch
Business license registration number: Guangdong Foreign venture (Qi Wai Yue Yin Fu Zi) No.00432
Address: Unit 402, Citic Plaza, No. 233, North Tianhe Road, Tianhe District, Guangzhou City
Principal: Song Weiguang

Huizhou NIVS Audio &Video Technology Co., Ltd (hereinafter referred to as “the Borrower”) applies for loan from Nanyang Commercial Bank, Guangzhou Branch (hereinafter referred to as “the Lender”) for its business needs. In order to safeguard legitimate rights and interests of the lender, the Borrower agrees to provide the land use right of the industrial land under its name (hereinafter referred to as “Collateral I”) and the machinery equipment (hereinafter referred to as “Collateral II”) (hereinafter collectively referred to as “collateral”, see appendix A) as the guaranty, and invites Mr. Li Tianfu (Chinese resident ID number: 440106196907021813) to provide guarantee of joint and several liabilities in full amount, and NIVS International (Hong Kong) Corporation (Registration Number of Hong Kong Corporation: 932903) to provide collective and individual guaranty in full amount. The Lender will receive relevant collateral and guarantees, and grant the loan to the Borrower in a unified manner.

Upon consensus through negotiation, the Borrower and the Lender agree to enter into this loan contract (hereinafter referred to as “the Contract”) with the following provisions and comply with it. For the matters regarding mortgage(s) and guarantee(s), the Borrower will sign separate agreements with the mortgager(s) and the guarantor(s).

I. Loan Limit

1.	The loan limit that the Lender grants to the Borrower: Amount of Hypothecated Loans on Time: No more than sixteen million and six hundred thousand RMB (16, 600, 000, 00 RMB).

2.
The Borrower agrees that the Lender may adjust the above loan limit including reducing the loan limit at any time; however, the Lender shall give a written notice to the Borrower after adjusting the Borrower’s loan limit.

II. The intended use, loan term, withdrawal provisions, interest rate and the method of repayment of principal and interest for the loan limit

All arrears shall be paid off by the due date of each withdrawal or within the term of the loan limit (the earlier one prevails). The Borrower agrees, notwithstanding any different stipulations under this contract, the Lender is entitled to request the Borrower to pay off all the arrears (no matter if they are substantive, contingent, due, undue, direct or indirect) hereunder promptly, including but not limited to the loan principal, interest, taxes, penalties, penal interest, overdue interest, overdraft interest, penalty interest, losses to the Lender and the expenses paid by the Lender for acting upon any of its rights under this contract (hereinafter referred to as “arrears”). Upon request of the Lender, all of the arrears shall be regarded as due.
When the Borrower meets the preconditions for the loan under this contract and obtains the consent from the Lender, the Borrower may withdraw the loan amount according to the following provisions:

1.	Intended use of the loan: The loan is to be used for the repayment of the Borrower’s loan balance to Huizhou branch of Agricultural Bank of China, and/or to replenish the Borrower's operating capital.

2.
Loan term:
The Loan term shall be three years since the date when the Lender notifies the borrower that the first loan limit is granted. It is only during the loan period that the Lender can request the Borrower to pay off the arrears in whole or partial at any time, the Borrower shall immediately do so.

3.	Withdrawal provisions

(1)
The Borrower shall withdraw the loan within six months from the date when the Lender notifies that the first loan limit is granted and the loan limit which has not been withdrawn will be automatically cancelled upon expiration of the loan term;

(2)	The Borrower shall withdraw the loan in two stages;

a.
The first stage: the Borrower may withdraw an amount of no more than 9 million RMB, which is exclusive for the purpose of the repayment the Borrower’s loan balance to Huizhou branch of Agricultural Bank of China. The Borrower shall submit a statement of balance (including all interests and expenses) from Huizhou branch of Agricultural Bank of China and the aforesaid valid original of “Withdrawal Application” within two business days prior to the scheduled withdrawal date, and the withdrawn amount shall be transferred to the Borrower's account opened in the bank of the Lender and remitted to Huizhou branch of Agricultural Bank of China for repayment. The Borrower shall provide relevant documents proving that the loan from Huizhou branch of Agricultural Bank of China has been paid off within five working days after the withdrawal, and the Lender shall verify it through the business credit information system of the People's Bank of China;

b.
The second stage: The Borrower cannot withdraw the remaining loan limit until it has paid off the outstanding balance to Huizhou branch of Agricultural Bank of China and went through the mortgage registration procedures for the collateral I; the Borrower shall submit the effectively-signed original of the “Withdrawal Application” within two business days prior to the scheduled withdrawal date and the withdrawn amount shall be transferred to the Borrower's account opened in the bank of the Lender and used to replenish the Borrower's operating capital.

c.
“Withdrawal Application” must clearly state the withdrawal date, amount of withdrawal and prompt (see Appendix II for the content and format of “Withdrawal Application”) of the account number to which the money being withdrawn is to be transferred. Once the “Withdrawal Application” is issued, it cannot be revoked.

(3)	The Lender has the absolute right to verify all the information submitted by the Borrower to decide whether to allow the Borrower to withdraw the loan.

(4)	The sum of money repaid (including advance repayment) cannot be re-withdrawn.

4.
Loan rate:
The loan rate is calculated according to the loan benchmark rate of RMB announced by the People's Bank of China that is applicable to loans with 1-3 years. Within the effective period of this loan limit, the interest rate can be reset every six months starting from the first withdrawal date. In case the People's Bank of China adjusts the loan benchmark rate, the interest rate under this loan limit shall be accordingly adjusted in accordance with relevant regulations of the People's Bank of China.

5.	Method of Repayment of the Principal and Interest:

(1)
Loan principal: The loan principal shall be repaid by five installments. The date of the first principal repayment shall be the first day of 12 months after the date when the Lender notifies that the first loan limit is granted, and subsequently every six months is one term of installment. For each installment of the first -fourth installments, four million RMB (4,000,000.00 RMB) of the principal shall be repaid and the remaining loan principal is to be repaid by the date of loan maturity. If the withdrawal period expires and the loan limit has not been completely withdrawn, the amount for each installment of principal repayment shall be adjusted in proportion to the total amount of the actual withdrawal.

(2)
Loan interest: the loan interest shall be paid once every three months from the date when the Lender notifies the grant of the first loan limit to the borrower. All interest shall be calculated based on the actual amount and the time elapsed since the date when the loan limit is granted;

(3)
In case that the date of repayment of the principal and interest is non-business day of the Lender, the first succeeding business day is the date of repayment of the principal and interest, and if the first succeeding business day falls into the next month, the date of repayment of the principal and interest is the last business day prior to the former date of repayment of the principal and interest.

(4)	The principal of each loan withdrawal must be repaid upon the expiration of the term of loan, and the interest must be paid off together with the principal.

(5)
When the Borrower repays the outstanding payment to the Lender, unless requested otherwise by the Lender, the Borrower must firstly pay for the Lender the expenses (if any) arising from related business transactions with the Lender, and pay for all the fees and penalty interest (if any) mentioned in Part III of the contract, and then pay the interest in arrear and /or incurred, before finally repaying the loan principal; the Borrower hereby irrevocably authorizes the Lender to deduct any arrears that the Borrower shall pay the Lender from accounts the Borrower already opened or will open in the future; if any overdraft of relevant accounts occurs consequently, the Borrower shall guarantee to pay off the related overdrafts and the interest incurred immediately.

6	Advance Repayment:

(1)
In order to make any advance repayment of arrears partially or in whole, the Borrower must give a written notice to the Lender one month before the scheduled date of repayment, otherwise, the Lender is entitled to collect the interest on the loan generated from the date of advance repayment to the loan maturity date based on the amount of advance repayment;

(2)	The notice of advance repayment is irrevocable once sent released;

(3)	The date of advance repayment must be the date of repayment for each installment;

(4)
The amount of advance repayment shall be integral times of one million RMB and shall be not less than one million RMB (1,000000.00 RMB). Advance repayment shall be made to pay for arrears in a reverse sequence (first repay the arrear that will due last), however, the Lender shall reserve the rights to adjust the term and the amount of repayment.

III. Fees and Penalty Interest

1.
Fees and taxes involved in this contract:
The notarization fee, company search fees (the Borrower and the Guarantor), the collateral assessment fees, mortgage registration fees, mortgage insurance premiums of machinery equipment, stamp duty and other relevant fees and taxes involved hereunder in Appendix 1 shall be borne by the Borrower;

2.
Penalty Interest:
The Borrower agrees to pay the loan principal, interest and costs due on time in accordance with the provisions under this contract. In case the Borrower fails to repay on time and/or fails to pay off all arrears (including the loan principal, interest and sums of money and cost due) in accordance with the provisions hereunder, the arrear in question is considered overdue. Since the day the arrear is overdue, all arrears the Borrower owes the Borrower become due ahead of schedule automatically, i.e. the amount overdue is the balance due of the Borrower. The Lender is entitled to collect penalty interest starting from the date the arrear becomes overdue according to relevant regulations of the People's Bank of China. The penalty interest will be an increase of 50% on the basis of the original interest rate set under the loan contract. The penalty interests shall be calculated from the date the arrear becomes overdue to the day when the balance due is paid off; if the Borrower fails to use the loan in accordance with the intended use provided herein, the penalty interest rate shall be an increase of 100% on the basis of the original interest rate of the loan set herein; for interest not paid on time, compound interest shall be applied by collecting penalty interest. The interest is paid off with the principal when the last installment of repayment is made.

3.
Expenses from pressing for payment:
In case the Borrower fails to pay off all arrears (including the loan principal, interest and all costs and expenses due) in accordance with the contract, which causes the Lender to resort to any means or methods for payment, all the expenses incurred from (such as the handling charges for the collateral, management fees, insurance premium, taxes, attorney fees and legal expenses, etc) shall be borne by the Borrower. Penalty interest rate of all of the expenses shall be collected according to the stipulations under this contract from the date of actual payment till the date of repayment of the sum of money.

4.
Authorized Deduction:
All the above charges shall be paid by the Borrower on time. The Borrower hereby irrevocably authorizes the Lender to withdraw the sum of money from the Borrower’s accounts to pay the above costs, if overdraft of relevant accounts occurs, the Borrower guarantees to repay the overdraft and the interest incurred promptly.

IV. Insurance

1.
The Lender is entitled to request the Borrower to purchase insurance satisfactory to the Lender; upon the request, the Borrower shall, within the stipulated period, purchase the designated types of insurance from the insurance companies recognized by the Lender. Before paying off the loan principal and interest, the Borrower shall not discontinue the insurance for any reasons; otherwise, the Lender is entitled to act on the Borrower’s behalf to purchase the insurance and/or pay the insurance premium, all the costs shall be paid and/or discharged by the Borrower. However, despite this provision, the Lender is not obligated to purchase the insurance and pay the insurance premium for the Borrower;

2.
The Lender is entitled to become the beneficiary of the insurance policy and keep the text of the insurance policy; if the Borrower is the beneficiary of the insurance policy, the Borrower shall authorize the Lender to be its representative to receive insurance compensation and irrevocably authorize the Lender to be the holder of the compensation. This authorization is irrevocable without written consent of the Lender;

3.
If the above amount of insurance compensation is insufficient to compensate for the Borrower’s arrears, the Lender is entitled to recover the arrears from the Borrower till the Borrower pays off all arrears;

4.	If the Borrow believes the purchased insurance is insufficient in amount or variety, separate purchase of insurance shall be made.

V. Preconditions for the Loan

1.	The Borrower has submitted valid business license, articles of association, contract and resolution of board meeting and other documents requested by the Lender;

2.	This contract is signed and sealed by the legal representatives or authorized agents of the Lender and the Borrower and notarized by relevant notary office;

3.	The Borrower and the Guarantor Mr. Li Tianfu have obtained valid loan cards, and no major negative information is shown in the business credit system established by the People's Bank of China;

4.	The Guarantor Mr. Li Tianfu has signed “Guarantee Contract” with the Lender, which has been notarized by notary office;

5.	The Guarantor NIVS International (Hong Kong) Limited has signed the DEED OF GUARANTEE, which deed has been received by the Lender;

6.
The Borrower has concluded “contract of land-use right mortgage” with the Lender regarding collateral I, which has been notarized by the notary office. The mortgage registration formalities shall be gone through within 75 days from the day of the first withdrawal by the Borrower and the certificate of land use right for the land to be put in pledge and the mortgage registration documents have been received by the Lender (applicable to the withdrawal of loan of the second phase);

7.
The Borrower has signed “Mortgage Contract of Machinery Equipment” regarding collateral II, which has been notarized by notary office. Mortgage registration formalities shall be completed with the local Administration of Industry and Commerce in the place where the collaterals are located, and relevant mortgage registration documents have been handed over to the Lender;

8.	Collateral II has been covered by insurance upon request of the Lender. The insurance interest has been transferred to the Lender and the original insurance policy has been handed over to the Lender;

9.	The assessment company recognized by the Lender has issued a formal written assessment report of the collateral, and the Lender is satisfied with the assessment result;

10.	The Borrower has paid off the fees and taxes stipulated under this contract;

11.
The Lender is satisfied with the documents submitted by the Borrower and the legal formalities, and upon request of the Lender, the Borrower shall issue a legal opinion via a law firm recognized by the Lender.

VI. Statement and Warranty of the Borrower

1.
The Borrower is an effectively-existing enterprise established under the laws of the People's Republic of China and has the right to bear civil liabilities with the assets it owns (or the assets the State has authorized it to manage and operate), and has sufficient legal authority to borrow this loan in accordance with the terms of this contract and perform the responsibilities set for the under this contract; the Lender has obtained all necessary authorization from the company while signing and performing this contract, therefore, this contract is a document of responsibility that is legally binding to the borrower.

2.	The information and all the documents that the Borrower submits to the Lender in relation to this contract shall be completely true and correct.

3.
“Special funds for special use” shall be guaranteed for the loan as stipulated under this contract; if the Lender requests, the Borrower shall provide relevant payment vouches, trade contracts, approval documents or other documents required by other lenders from time to time for review, and the amount of the loan is not applicable until they are verified.

4.	The Borrower hasn’t conducted any act in breach of this contract, nor are there any accidents that might lead to a breach of the contract.

5.
The conclusion, implementation and entry into force of this contract and the documents related to the collateral, and the Borrower's withdrawal of the loan or its performing of responsibilities under this contract will not violate the laws of the People's Republic of China, and all the approval, registration, documentation and other procedures required by the laws of the People's Republic of China have been completed.

6.
The Borrower shall be aware of the “Measures of Administration of Bank Credit Registration and Consulting Procedures (Trial Implementation)” (hereinafter referred to as “the Measures”) set forth by the People's Bank of China and attention shall be paid to relevant provisions subsequently-amended from time to time; during the renewal period of the loan, the Borrower shall save no effort to guarantee the effectiveness of the loan card; the Borrower agrees that the Lender may use different legal means [including but not limited to the system established by the People's Bank for that method (hereinafter referred to as “The System”)] to inquire into the credit conditions; if the loan card is cancelled or found invalid by the People's Bank of China, it will be deemed as a breach of the loan contract; Regardless of any impact on the borrower, so long as the records made by the Lender are true and/or non-malicious, the Borrower will give up the right to claim any economic loss and reputation loss incurred.

7.
Important statement: The Borrower hereby declares that neither the Borrower nor the Guarantor has any relation with the Lender and/or Bank of China (Hong Kong) Limited, and any person or any group defined in Article 83 (4) of “Banking Ordinance”. If the Borrower or the Guarantor gets into any relationship with such person and/or group in the future, the Borrower promises to give a written notice to the Lender as soon as possible.

VII. Commitment of the Borrower

1.	To obey all provisions of this contract, repay the principal and pay the interest and other expenses due and payable, within the time limits specified by this contract.

2.
To maintain the corporate entity and the right to continue business operation, maintain the effectiveness and legality of this contract and all rights with respect to performance of this contract, and renew all certificates of approval, authorization and permission with respect to this contract on time.

3.	To notify the Lender immediately in writing in case of any lawsuit, arbitration and hearing going against the borrower.

4.
The Borrower shall commit itself to ensuring that the loan and its use under this contract comply with relevant laws of the people’s republic of China; in case the Borrower fails to use the loan as specified by this contract, the lender can stop granting the remaining part of loan and terminate this contract.

5.
The Borrower shall commit itself to ensuring that the financial statements will be provided to the Lender on a monthly basis within the term of the loan and the audited annual financial statements provided within 180 days of the ending date of a fiscal year.

6.
The Borrower shall commit itself to ensuring that, if a covered building is constructed on collateral I and the relevant ownership certificate is obtained, the Borrower shall offer as mortgage the said covered building to the Lender within 3 months of the date when the said ownership certificate is obtained.

7.
The Borrower shall commit itself to ensuring that the annual total amount of payments for goods collected via the account opened by the Borrower with the Lender shall be no less than equally to 0.2 billion RMB in value within the term of this loan.

8.
Special commitment: The Borrower promise, declare and guarantee that it will obey the following terms and conditions of the loan: The Borrower shall not use the loan granted by the Loaner, in whole or in part, for supporting the Borrower or other individuals, directly or indirectly, to purchase or prepare to purchase any share of BOC Hong Kong (Holdings) Limited, or for reducing the liabilities of the Borrower or releasing the Borrower from the liabilities incurred from purchasing such shares. The Lender shall grant the loan to the Borrower under the preconditions of the foregoing commitments, declarations and guarantees.

9.
In case that the Borrower belongs to the scope of “group client” prescribed by the “Guidance on Risk Control of Credit Business for Group Clients of Commercial Bank Group” issued by China Banking Regulatory Commission - Order No. 5 of Year 2003, the Borrower shall report on the affiliated business accounting for 10% or above of the total net assets of the group, including:

(1)	Affiliated relationships among all transacting parties;

(2)	Items and natures of transactions;

(3)	Amounts and percentages of transactions;

(4)	Pricing policies (including transactions with no amount or a token amount)

10.
In case that the Borrower belongs into the scope of “group client” prescribed by the “Guidance on Risk Control of Credit Business for Group Clients of Commercial Bank Group” issued by China Banking Regulatory Commission - Order No. 5 of Year 2003, the Lender shall have the right to, at the Lender’s own discretion, stop granting the remaining part of loan to the Borrower and recover the already-granted loan including principal and interest, in whole or in part, in case the Borrower falls into any one of the following cases:

(1)	The Borrower provides false documents or conceals important operating or financial facts;

(2)	The Borrower changes the prescribed use of the loan, impropriates the loan, or uses the loan for illegal or unlawful transactions;

(3)
The Borrower comes to the bank for discount, hypothecation, fund or credit based on the false contracts between the Borrower and its affiliated parties or notes receivable and accounts receivable without real transaction backgrounds;

(4)	The Borrower refuses to accept the Lender’s supervision and inspection on the use of the loan and the related operating and financial activities;

(5)	The Borrower is involved in major merger, purchase or reorganization activities, and the Lender thinks such activities may influence the security of the loan;

(6)	The Borrower deliberately evades financial claims of the bank by affiliated transactions.

VIII. Breach of Contract

1.	Any of the following issues would constitute a breach of contract:

(1)	The Borrower fails to pay back principal and interest on schedule or fails to pay other payable sum of money on schedule stipulated in the contract according to the requirement from the Lender;

(2)	Breach of any articles in the contract by the Borrower;

(3)	Any certificate, announcement, promise or signed contract by the Borrower under the Contract is proved as fake or incorrect;

(4)
Any of the loan, deposit, compensation promise and other loan liabilities of the Borrower, warrantor and/or mortgager is required to be to pay off ahead of schedule or is not paid off on schedule due to breach against contract;

(5)	Any of the approval from government, certificate, approval or authority which makes the contract executable or valid is withdrawn, withheld, seriously modified or expires;

(6)	The Borrower, warrantor and/or mortgager change the shareholding structure without approval in written form from the Lender;

(7)	The ability of the Borrower, warrantor and/or mortgager to execute the contract is seriously affected due to negative change in their business, operation prospects and property;

(8)	The Borrower, warrantor and/or mortgager cannot pay off debt to general creditor or other banks; or cannot liquidate in bankrupt or stop operation.

(9)	All or any key part of the property of the Borrower, warrantor and/or mortgager is confiscated, expropriated, mandatory purchased (no matter with price or not) or damaged;

(10)
There is any order from court or government or any resolution that requires dissolution, liquidation and closure of all or part of the property of the Borrower, warrantor and/or mortgager, or that appoints receiver or trust or to dispose all or part of the property of the Borrower, warrantor and/or mortgager;

(11)
The Borrower, warrantor and/or mortgager is threatened by attachment, garnishee order or prohibitory injunction which may result in negative impact upon the real estate or property, and such threat cannot be successfully removed within thirty days;

(12)	Any approval, registration and/or record necessary for the guarantee documents listed in Appendix I to be effective cannot be obtained or lose its validity of due to any other reasons;

(13)	Loan card is cancelled or determined as invalid by the People’s Bank of China.

2.
In event that the Borrower finds that any of the issues mentioned above or anything that may result in breach of the contract has already happened, the Borrower shall inform the Lender in written form immediately;

3.
Unless all issues mentioned above have been solved in a way satisfactory to the Lender, the Lender has the right to ask the Borrower to pay back all of the loan and timely dispose the collateral to compensate for the loan under the contract any time after these issues happened;

4.
When any of the issues mentioned above happens, the Lender has the right to act on any right endowed to the Lender regarding the collateral under the contract and/or listed in Appendix I in accordance with relevant laws of the people’s republic of China.

IX. Other

1.	In the absence of agreements other than this contract, revising, renouncing or terminating any clause related to this contract requires the agreement of the lender in advance.

2.
During execution of this contract, any lenience, postponement, tolerance, or giving of additional deadlines to the borrower does not damage, influence or limit any of the rights or power of the lender stipulated in this contract. Such actions do not waive the lender's rights regarding any violation of the contract, and cannot be regarded as the basis for abandoning the lender's right to take action in the case of future contract violation.

3.
If the borrower does not carry out any clause in this contract, the lender can sell off other property saved with the lender in compensation for the debt without forewarning. If the borrower has other funds saved with the lender (including any expired/mature or immature deposits) the lender can also remit them in compensation for the debt.

4.	In the case that the borrower, guarantor, and/or mortgagor cannot pay back the debt on time, they agree to directly accept the enforcement of the people's court with jurisdiction in this case.

5.	In the absence of agreements other then this contract, the interest and penalties for each loan are calculated by day, with 360 days per year as a calculation basis.

6.
When the borrower repays their debt, the lender is only required to provide the debt figure form issued by the borrower (with exception of it containing obvious mistakes). This is the borrower's substantial proof of the debt, and the borrower may not raise objections.

7.
The rights and powers stipulated in this contract can be exercised simultaneously or separately, and can also be accumulated. The above rights, interests and compensation measures do not in any way eliminate other legally stipulated rights and compensation measures.

8.
Notifications and requests related to this contract should be in written form. The moment a telex, telegraph, or any correspondence delivered by hand sent by the lender to the borrower is sent out it is seen as being delivered to the other party, and letters are seen as being delivered to the borrower seven days after they have been posted. The criteria for delivery of notifications and requests sent by the borrower to the lender are actual receipt by the lender.

9.
The lender can transfer possession of the lender's rights and interests in this contract without seeking permission from the borrower. If the borrower has not obtained permission from the lender, the borrower may not transfer any debt or any other responsibility or liability specified in this contract to a third party. In the case of transfer, the borrower's successor or continuation person must continue to bear the debt and other responsibilities in this contract to the lender or the lender's transferee.

10.
References in this contract to the lender also apply to the lenders successor or transferee. References in this contract to the borrower also apply to the borrower's successors or continuation persons who have been accepted by the lender.

11.
If for whatever reason this contract is legally voided or if certain clauses become legally voided, the borrower should continue to carry out all responsibilities regarding paying off the debt. In the event of the occurrence of the above situation, the lender has the right to terminate the contract and immediately demand repayment of the borrower's principal and interest and other related funds.

12.
Nanyang Commercial Bank is a Limited Responsibility Company registered and established in Hong Kong. Registration address is 151 DES VOEUX RD, CENTRAL, HONG KONG. This company has established a branch in Guangzhou city, and the business name used is Nanyang Commercial Bank Ltd. Co., Guangzhou Branch. The business address is ROOM 402, SKYGALLERIA, CITIC PLAZA, 233 TIAN HE NORTH ROAD, GUANGZHOU, CHINA

X. Applicable Laws and Dispute Resolution

1.	This contract is concluded according to the laws of the People's Republic of China, and receives the guarantee of the People's Republic of China.

2.	The Chinese court of law has the right to hear any lawsuit related to this contract, and only the lender has the right to transfer this or other lawsuits to other courts of law.

3.	During dispute resolution, with the exception of the disputed items, both parties should continue to carry out the other clauses stipulated in this contract.

XI. Supplementary Articles

1.
This contract requires the signature and official seal of the legal representatives of both parties (the lender and the borrower) or their legally authorized representatives, as well as notarization by the notary office.

2.	Before the expiry date of the loan term, if the application of the borrower is agreed to by the lender, it is possible to conduct a loan term time limit extension procedure.

3.	All business days referred to in this contract are those days that the lender and its head office are open to the public for business.

4.
The date the notarization of this contract is settled is regarded as the effective date of the contract. The loan due date is regarded as this contract's expiry date. The termination of this contract has the precondition that the borrower paid off all the arrearage under the contract.

5.
This contract is written in Chinese in sextuplicate and each copy has equal effect. Lender has two (2) copies; borrower has one (1) copy; notary office files one (1) copy; National Land Resources and Housing Management Department files one (1) copy for mortgage transaction registration Procedure; Commercial Administration Department files one (1) copy for mortgage transaction registration Procedure.

XII. Brief

1.
Lender has already assured that the borrower has a complete and accurate understanding of all clauses in this contract and responded to all requests (if any) of the borrower. Signing of the contract indicates agreement by both parties to each and every clause in the contract.

(No text below on this page)

Each party has carefully read this contract and appendix, and agrees to respect all clauses of this contract. The signature and seal below verify this.

Borrower: NIVS Audio & Video Technology CO., LTD
(Seal) (Signature)
/s/ Tianfu Li
Date:       Location: Huizhou

Lender: Nanyang Commercial Bank Co. Ltd., Guangzhou Branch

Authorized Signature and Seal: Seal and Signature

Appendix I: Collateral list

(1) Collateral I

Owner: NIVS Audio & Video Technology CO., LTD

1.
"State-owned Land Use Certificate" Serial Number: Huizhou Government National Use (2005) #13021700261
Land location: Huizhou City, Shuikou Country, Lianhe Ridge Wei Village
Right of use surface area: 13,836.3 square meters
Purpose: Industrial use

2.
"State-owned Land Use Certificate" Serial Number: Huizhou Government National Use (2005) #13021700263
Land location: Huizhou City, Shuikou Country, Lianhe Ridge Wei Village
Right of use surface area: 7,740.7 square meters
Purpose: Industrial use

3.	"State-owned Land Use Certificate" Serial Number: Huizhou Government National Use (2005) #13021700267 [illegible] Purpose: Industrial use

The right to use the land in the above mortgage comes from the evaluation of Guangdong Zheng Sen Asset Evaluation and Real Estate Evaluation Co. Ltd. The date of the evaluation was May 30, 2007. The net worth was evaluated to be nine million, five hundred and seventy seven thousand RMB (RMB 9,577,000). [For details see the report of Guangdong Zheng Sen Asset Evaluation and Real Estate Evaluation Co. Ltd. [Report Serial Number: Guangdong Forestry ping zi (2007) #0061]

(2)	Collateral II

1.
The machinery facilities in the above mortgage were evaluated by Guangdong Zheng Sen Asset Evaluation and Real Estate Evaluation Co. Ltd. The date of the evaluation was May 30, 2007. The net worth was evaluated to be eighteen million, seven thousand nine hundred RMB (RMB 18,007,900). [For details see the report of Guangdong Zheng Sen Asset Evaluation and Real Estate Evaluation Co. Ltd. [Report Serial Number: Guangdong Forestry ping zi (2007) #0068]

2.
Attached: From Guangdong Zheng Sen Asset Evaluation and Real Estate Evaluation Co. Ltd. (Report Serial Number: Guangdong Forestry ping zi (2007) #0068) "Fixed assets machinery facilities detailed evaluation form."

Appendix II
Withdrawal Application
Date: Year/Month/Day

For: Nanyang Commercial Bank Co. Ltd., Guangzhou Branch

According to the related stipulations in the "Loan Contract" (Serial Number: 0434602007027C000000), now submit the withdrawal application of hypothecated Loans on time as below:
1.	Application withdrawal amount:
2.
Withdrawal date: ____________or, date esteemed firm approves withdrawal: _____________If esteemed firm approves withdrawal, please save it directly into the account esteemed firm created for this company. Account number: ______________.

This company confirms that on the day this "Withdrawal Application" is sent out: (1) the prerequisite conditions of each item in "Loan Contract" have already been settled and are being carried out, and in addition that each statement, pledge and commitment continue to be in effect; (2) there has been no occurrence of violation of the "Loan Contract."

This company promises:	(1) the above loan will be used for:___________________
(2) the responsibilities regarding repayment of principal and interest will be carried out according to the text of the "Loan Contract."

Borrower: NIVS Audio & Video Technology CO., LTD

Signature and Seal:

Below for use by bank only
Serial Number	Loan Term	Quota-specified expiry Date	Usable Quota	Approved Loan

Hand over person:                     Check person:                     director:

Notarized Document

(2007) Guangzhou Certificate Internal jing zi # 112697

Applicant:
Borrower: NIVS Audio & Video Technology CO., LTD.
Business License Number:
Qi He Yue Zong Fu Zi #005100.    Location: Huizhou City.
Legal Representative: Li Tianfu
Lender: Nanyang Commercial Bank Co. Ltd., Guangzhou Branch.
Business License Registration Number: Qi Wai Yue Yin Fu Zi # 00432.
Location: Guangzhou City.
Responsible person: Song Wei-guang. Title: Bank President
Proxy agent: Li Rongquan
Notarized Item: Loan contract and enforceable effects.
Both parties have applied for notarization from this department for the "Loan Contract" with the serial number: 0434602007027C000000.
After undergoing investigation, both parties engage in consultation and reached agreement on the above "Loan Contract." When both parties sign the contract into effect they both have legally stipulated civil rights and civil behavior abilities, and the proxy has the appropriate proxy rights.
The concerned individuals from both parties concluded and signed the "Loan Contract" with real intent, and both parties agreed in the contract that the borrower will borrow money from the lender, and the borrower will pay off the debt in the manner specified in the contract. The contents of the contract are clear, specific, and there is no confusion on the part of either party regarding the contract. The guarantees in the contract are in accordance with the relevant laws.
On the basis of the above facts, this certifies that the legal representative of the NIVS Audio & Video Technology CO., LTD, Li Tianfu, and the agents of Nanyang Commercial Bank Co. Ltd., Guangzhou Branch, Song Wei-guan and Li Rongquan, have concluded and signed the above "Loan Contract" on this date July 4th, 2007.

The conduct of the concerned individuals in signing was in accordance with the regulations of the 55th clause of the "People's Republic of China Civil Law General Rule." The contract contents are in accordance with the regulations of the "People's Republic of China Contract Law" and the "People's Republic of China Guarantee Law," and the signature and seal of the concerned parties verify this to be true.
According to the relevant regulations from " People's Republic of China Civil Procedural Law", " People's Republic of China Notarization Law" and "Joint Notice of Supreme People's Court and Ministry of Justice on the enforcement of documents with Notary Authority evidencing the creditor’s rights and entitling to its compulsory execution," beginning from the date this notarized document is issued, this notarized document has enforceable effect.

People's Republic of China, Guangdong
Provincial Notary Office

Notary Officer: /s/ Qu Yibang
(Seal)

July 17th, 2007